CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264131 on Form S-6 of our report dated June 9, 2022, relating to the financial statement of FT 10110, comprising Dow(R) Target 10 June '22 - Term 7/7/23 (The Dow(R) Target 10 Portfolio, June 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 9, 2022